EXHIBIT 10.26

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (as the same may be amended, modified or supplemented from time to time, the “Agreement”) is made and entered into as of November 18, 2010 (the “Effective Date”), by and between Enter Corp., a Delaware corporation (including its successors, the “Corporation”), Brainy Acquisitions, Inc., a Georgia corporation (“Brainy Acquisitions”) and Itzhak Ayalon (“IA”).

WHEREAS, IA is the Corporation’s President, Chief Executive Officer, Treasurer, principal stockholder (71.0% on a fully diluted basis) and a member of the Corporation’s Board of Directors;

WHEREAS, the Corporation has entered into a share exchange agreement with Brainy Acquisitions and the shareholders of Brainy Acquisitions dated November 18, 2010 (the “Exchange Agreement”);

WHEREAS, pursuant to the Exchange Agreement, the shareholders of Brainy Acquisitions will transfer to the Corporation all 100 issued and outstanding shares of common stock of Brainy Acquisitions in exchange for 2,499,998 newly issued shares of the common stock  of the Corporation (the “Share Exchange”) and ;

WHEREAS, pursuant to the Exchange Agreement, and as a condition precedent to the closing of the Share Exchange, the Corporation, Brainy Acquisitions and IA are entering into this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1. Resignation.  As of the Effective Date, IA resigns as the Corporation’s President, Chief Executive Officer and Treasurer and from the Corporation’s Board of Directors.  Except as expressly provided in this Agreement, all rights and obligations of IA and the Corporation with respect to IA’s employment with the Corporation are duly and effectively terminated as of the Effective Date.  After the Effective Date, IA agrees to cooperate with the Corporation as is reasonably necessary to assist on transitional issues.  As of the Effective Date, IA agrees that he shall not represent to any third party that he is acting as an officer or director of the Corporation.

2. Cancellation of Shares.  As of the Effective Date, 5,000,000 shares (the “Cancellation Shares”) of the Corporation’s common stock (the “Common Stock”) owned by IA as well as any other securities of the Corporation owned by IA, including common stock, options, warrants, rights, notes, and debentures, shall be deemed cancelled (the “Share Cancellation”), resulting in IA owning after the Share Cancellation no shares of Common Stock or any other securities of the Company. Without limiting the foregoing, on or prior to the Effective Date, IA shall deliver to the Corporation (and/or its designees) stock certificates representing the 5,000,000 Cancellation Shares beneficially owned by him along with stock powers signed in blank and medallion signature guaranteed. On or prior to the Effective Date, IA shall deliver to the Corporation certificates representing any other shares of the Corporation’s securities that IA may own along with stock powers medallion signature guaranteed (or such other appropriate transfer documents).

3. Benefits.  IA will not be eligible for any compensation or employer-sponsored benefits after the Effective Date.

4. Payment to IA. Immediately after IA has delivered the 5,000,000 shares cancelled pursuant to the Share Cancellation to the Corporation with appropriate stock powers medallion signature guaranteed, the Corporation shall pay IA the sum of $92,592.59 which shall be delivered to IA pursuant to wiring instructions provided by IA to the Corporation.

5. Corporation Property. IA represents, warrants and covenants that he has returned to the Corporation, or will return to the Corporation on or before the Effective Date, all Corporation property including, but not limited to, credit cards, cash cards, banking information, computers, telecommunications equipment and keys.

6.  Representations by and Covenants of IA.  IA hereby represents and warrants to the Corporation that:

a. As of the Effective Date and assuming the Share Cancellation, IA shall not beneficially own any shares of Common Stock or any other securities of the Corporation including options, warrants, or debentures.

b. As of the Effective Date and assuming the Share Cancellation, and further assuming the cancellation of the 400,000 shares of Common Stock issued by the Corporation to Nahman Morgenstern, the Corporation will have 1,640,000 shares of Common Stock issued and outstanding and there will not be outstanding any shares of warrants, agreements, or other rights or instruments entitling any person to acquire shares from the Corporation.

c. All shares of issued and outstanding Common Stock are validly issued, fully paid and nonassessable.

d. All issuances of Common Stock by the Corporation have been made in accordance with applicable federal securities laws and the state securities laws of the given states in which the securities were offered and/or sold.  Accordingly, the Corporation will not be subject to contingent liabilities which could include, without limitation, (i) rescission obligations and/or other liabilities for damages to purchasers of Common Stock who resided in the States where the Common Stock was offered and/or sold; and/or (ii) punitive damages, fines, penalties and/or other sanctions which might be imposed in connection with any enforcement actions brought by any such regulatory authorities of the States where the Common Stock was offered and/or sold.

e. The Corporation has taken all action necessary to enter into the Exchange Agreement and perform all acts necessary thereunder.  Neither the entry into such agreement and/or performance of the Corporation’s acts thereunder will violate any material agreement, law, rule and/or regulation.

f. The Corporation has filed all reports required to be filed by it under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or Section 15(d) of the Exchange Act (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”).  As of their respective dates,  the SEC Reports complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

7. Mutual Non-Disparagement.  IA, solely on behalf of himself and his estate, and the Corporation, for itself and on behalf of its officers, directors, partners, managers, members, employees, agents, and attorneys, with regard to IA and his employment with the Corporation and his service to the Corporation, expressly acknowledge, agree, and covenant that they will not make any statements, comments, or communications that could constitute disparagement of one another or that may be considered to be derogatory or detrimental to the good name or business reputation of one another.

8. Mutual Release.

a. IA, solely on behalf of himself and his estate, forever releases and discharges the Corporation and the Corporation’s, executors, administrators, parent company, holding company, subsidiaries, successors, predecessors, officers, directors, principals, partners, members, shareholders, agents, control persons, past and present employees, insurers, and assigns (collectively the “Corporation’s Parties”) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, against the Corporation’s Parties other than IA’s rights and the Corporation’s obligations under this Agreement that IA or his heirs, executors, administrators, or agents and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the day of the date of this Agreement.

IA EXPRESSLY ACKNOWLEDGES THAT THE CONSIDERATION SET FORTH IN THIS AGREEMENT CONSTITUTES ADEQUATE AND SUFFICIENT CONSIDERATION FOR THE FOREGOING RELEASE.

b. The Corporation forever releases and discharges IA and his  executors, administrators, agents and assigns (collectively the “IA Parties”) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, against the IA Parties other than the Corporation’s rights and IA’s obligations under this Agreement that the Corporation ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the day of the date of this Agreement.

9. Reserved.

10. Cooperation.

a.   IA agrees to give reasonable cooperation, at the Corporation's request, in any pending or future litigation, regulatory proceeding or arbitration brought against the Corporation or any of its affiliates and in any investigation the Corporation or any of its affiliates may conduct. The Corporation shall reimburse IA for all expenses reasonably incurred by her in compliance with this Section 10(a) but shall not reimburse IA for his time spent in compliance with this Section 10(a).  Furthermore, IA agrees, in the event he receives a court or administrative order, subpoena, request for interview or similar demand regarding the Corporation, including, but not limited to, from a regulatory or law enforcement agency, he shall, except to the extent he is advised not to do so by his legal counsel, immediately inform the Corporation in writing of his receipt of such subpoena request or similar demand.

b. The Corporation agrees to cause its employees, officers, directors, agents and other representatives to give reasonable cooperation, at IA’s request, in any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, formal or informal investigative or other), whether instituted by the any governmental agency, FINRA, the New York Stock Exchange, SEC, stockholder of the Corporation, or any other party, or any inquiry or investigation that IA  in good faith believes might lead to the institution of any such action, suit or proceeding brought against IA.

11. Acknowledgement of Consideration. IA acknowledges that the only consideration that he has received for executing this Agreement is the consideration set forth in this Agreement and that no other promise, inducement, threat, agreement or understanding of any kind or description has been made with or to IA by the Corporation to cause her to agree to the terms of this Agreement.  IA acknowledges that other than as specifically set forth herein he has no claims for money due from the Corporation.

12. Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth (5th) day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to the Corporation to:

Enter Corp.
c/o Brainy Acquisitions, Inc.
460 Brogdon Road, Suite 400
Suwanee, GA 30024
Attention:  John Benfield
Fax No. [_________]

With a copy to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006

If to IA:  Itzhak Ayalon
                9 Hayarden Street
Moshav Yashresh
D.N. Emek Sorek
Israel, 76838
Fax No. 011-972-57-955-7292

or at such other place as may be designated by a party in writing by like notice.

13. Further Assurances  Each of the parties hereto shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

14. Headings The section headings contained herein are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

15. Counterparts.  This Agreement may be executed in counterparts, it being understood that such counterparts, taken together, shall constitute but one and the same agreement.  A facsimile signature shall constitute an original signature.

16. Governing Law, Venue, Waiver of Jury Trial   This Agreement shall be governed by and construed solely and exclusively under and pursuant to the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.  Each of the parties hereto expressly and irrevocably (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection they may have now or hereafter to the venue of any such suit, action or proceeding, and (3)  consents to the jurisdiction of either the New York State Supreme Court, County of New York, or the United States District Court for the Southern District of New York in any such suit, action or proceeding.  Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.

17. Entire Agreement   This Agreement sets forth the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties pertaining to the subject matter hereof, whether oral, implied or written.  There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

18. Interpretation. The division of this Agreement into Sections, and subsections and the insertion of headings are for convenience of reference only and will not affect its construction or interpretation. Terms of gender will be deemed interchangeable, as will singular and plural terms, in each case, unless the context otherwise requires.

19. No Amendment/Waiver.  This Agreement may not be amended or modified in any manner nor may any of its provisions be waived except by written amendment executed by the parties expressly indicating the parties’ intention to so amend or modify this Agreement.  Any such amendment, modification or waiver shall be effective only in the specific instance and for the purpose for which it was given.

20. Non-Assignability.  The obligations of IA and the Corporation hereunder are personal and may not be assigned or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer.

21. Severability.  The various Sections of this Agreement are severable, and if any Sections or an identifiable part thereof is held to be invalid or unenforceable by any court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity or enforceability of the remaining Sections or identifiable parts thereof in this Agreement, and the parties hereto agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement, to the extent required for the purposes of the validity and enforcement hereof.

22. No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

23. Third Party Beneficiaries.   IA’s estate and heirs are intended third party beneficiaries of IA’s rights and the Corporation’s obligations hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

ENTER CORP.

By: /s/ Itzhak Ayalon
Name:  Itzhak Ayalon
Title: President

/s/ Itzhak Ayalon
Itzhak Ayalon

BRAINY ACQUISITIONS, INC.

By: /s/ John Benfield
Name: John Benfield
Title:   President